Scripps Networks Interactive reports second quarter financial results

•	Revenues of $665 million, up 11 percent

•	Segment profit of $320 million, up 12 percent

•	Net income attributable to SNI of $1.08 per share, up 16 percent

For immediate release

Aug 8, 2013

KNOXVILLE, Tenn. – Scripps Networks Interactive, Inc. (NYSE: SNI) today reported operating results for the second quarter 2013.

“The growth story at Scripps Networks Interactive continued during the second quarter, driven by the tremendous popularity of our lifestyle television networks with media consumers, advertisers and content distributors,” said Kenneth W. Lowe, chairman, president and chief executive officer. “We’ve succeeded in creating a valuable portfolio of networks – as well as industry-leading websites and apps – that attract a highly engaged audience of food, home and travel enthusiasts. Those distinctly unique attributes drive our company’s consistently solid operating results.”

Consolidated revenues for the quarter increased 11 percent to $665 million from the prior-year period. Results for the three-month period ended June 30 reflect strong advertising revenue of $462 million, up 11 percent, and affiliate fee revenue of $189 million, up 11 percent year over year.

Expenses for the quarter increased 9.2 percent from the prior-year period to $345 million. The increase was driven by program amortization expenses as the company invests to drive viewership at all of its lifestyle television networks. Also contributing to the increase were increased investments in international growth initiatives.

Total segment profit increased 12 percent to $320 million. (See reconciliation of non-GAAP financial measures for a definition of segment profit.)

Second quarter net income attributable to Scripps Networks Interactive was $160 million, or $1.08 per diluted share, compared with $142 million, or $0.93 per diluted share, in the second quarter 2012.

Segment results

(in thousands)	Three months ended			Six months ended
	June 30,			June 30,
	2013	2012	Change	2013	2012	Change

Segment operating revenues:
Lifestyle Media	$647,117	$591,016	9.5%	$1,228,162	$1,119,599	9.7%
Corporate and other / intersegment eliminations	18,011	9,970	80.7%	31,351	16,732	87.4%

Total operating revenues	$665,128	$600,986	10.7%	$1,259,513	$1,136,331	10.8%

Segment profit (loss):
Lifestyle Media	$347,895	$310,419	12.1%	$630,030	$575,056	9.6%
Corporate and other	(28,214)	(25,738)	9.6%	(62,875)	(51,140)	22.9%

Total segment profit	$319,681	$284,681	12.3%	$567,155	$523,916	8.3%

Lifestyle media revenues in the second quarter of 2013 increased 9.5 percent to $647 million driven by advertising and affiliate fee revenue growth. Advertising revenue increased 10 percent to $456 million primarily as a result of the strong advertising market. Affiliate fee revenue grew 9.5 percent to $182 million due to higher rates, a reduction of launch fee amortization and the benefit of digital distribution arrangements.

Lifestyle media segment profit increased 12 percent to $348 million reflecting 9.5 percent revenue growth, partially offset by higher program amortization expense.

Corporate and other revenues, which are primarily international operations, increased 81 percent to $18.0 million. This increase was largely due to the April 30, 2012, acquisition of Travel Channel International and the April 12, 2013, acquisition of Asian Food Channel.

Corporate and other segment loss increased 9.6 percent to $28.2 million. This increase was driven primarily by continued investments in international operations and digital business initiatives.

2013 Full-year Guidance

The company also updated full year 2013 guidance for the following items:

•	Total revenue is now expected to increase 9 percent to 10 percent due to ongoing strength in the advertising market. The previous range was 7 percent to 9 percent.

•

Selling, general and administrative expenses are now expected to increase 9 percent to 11 percent due to acquisition of the Asian Food Channel and other international investments. The previous range was 7 percent to 9 percent.

The company reiterated all other guidance:

•	Cost of services are expected to increase 12 percent to 14 percent.

•	Depreciation and amortization, $115 million to $125 million.

•	Interest expense, $50 million to $55 million.

•	Effective tax rate, 28 percent to 30 percent.

•	Noncontrolling share of net income, $175 million to $185 million.

•	Capital expenditures, $65 million to $70 million.

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Share repurchase program

For the quarter ended June 30, the company repurchased 1.5 million shares under its stock repurchase program, for an aggregate purchase price of $100 million. As of June 30, the company had $650 million remaining in the $1 billion stock repurchase program.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s second quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-288-9626 (U.S.) or 612-332-0634 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Second Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET Aug. 8 until 11:59 p.m. ET Aug. 22. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 297234. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2012 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the world’s leading developers of lifestyle-oriented content for television and the Internet, generating more than 2,000 hours a year of original on-air programming. The company’s television programming can be seen in 170 countries across all seven continents. Its media portfolio includes popular lifestyle and Internet brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country.

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Contact: Scripps Networks Interactive, Inc.

Mark Kroeger, 865-560-5007, mark.kroeger@scrippsnetworks.com

Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended			Six months ended
	June 30,			June 30,
(in thousands, except per share data)	2013	2012	Change	2013	2012	Change

Operating revenues	$665,128	$600,986	10.7%	$1,259,513	$1,136,331	10.8%
Cost of services, excluding depreciation and amortization of intangible assets	(168,677)	(150,903)	11.8%	(332,428)	(288,684)	15.2%
Selling, general and administrative	(176,770)	(165,402)	6.9%	(359,930)	(323,731)	11.2%
Depreciation and amortization of intangible assets	(29,554)	(25,938)	13.9%	(56,254)	(50,454)	11.5%
Gains (losses) on disposal of property and equipment	(499)	(27)		(1,475)	(86)

Operating income	289,628	258,716	11.9%	509,426	473,376	7.6%
Interest expense	(12,197)	(13,247)	(7.9)%	(24,342)	(25,427)	(4.3)%
Equity in earnings of affiliates	25,410	21,114	20.3%	45,992	35,027	31.3%
Miscellaneous, net	3,643	3,868	(5.8)%	282	11,022

Income from operations before income taxes	306,484	270,451	13.3%	531,358	493,998	7.6%
Provision for income taxes	(96,141)	(79,028)	21.7%	(169,828)	(145,624)	16.6%

Net income	210,343	191,423	9.9%	361,530	348,374	3.8%
Net income attributable to noncontrolling interests	(50,614)	(49,059)	3.2%	(93,982)	(91,107)	3.2%

Net income attributable to SNI	$159,729	$142,364	12.2%	$267,548	$257,267	4.0%

Net income attributable to SNI common shareholders per basic share of common stock	$1.09	$0.94		$1.81	$1.67

Net income attributable to SNI common shareholders per diluted share of common stock	$1.08	$0.93		$1.79	$1.66

Weighted average basic shares outstanding	147,132	152,086		147,967	154,102

Weighted average diluted shares outstanding	148,259	153,438		149,069	155,247

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)	As of
	June 30,	December 31,
(in thousands, except share and par value amounts)	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$347,461	$437,525
Accounts receivable (less allowances: 2013- $5,388; 2012- $5,514)	614,753	565,298
Programs and program licenses	405,554	395,017
Deferred income taxes	26,086	26,338
Other current assets	86,378	60,098

Total current assets	1,480,232	1,484,276
Investments	470,303	489,703
Property and equipment, net	242,622	237,308
Goodwill	594,915	551,821
Other intangible assets, net	673,483	678,500
Programs and program licenses (less current portion)	397,951	371,856
Deferred income taxes	65,167	148,501
Other non-current assets	151,819	176,833

Total Assets	$4,076,492	$4,138,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$17,167	$12,633
Program rights payable	31,814	36,274
Customer deposits and unearned revenue	49,822	44,903
Employee compensation and benefits	39,724	56,553
Accrued marketing and advertising costs	7,363	10,689
Other accrued liabilities	66,891	91,577

Total current liabilities	212,781	252,629
Long-term debt	1,384,352	1,384,216
Other liabilities (less current portion)	244,631	237,402

Total liabilities	1,841,764	1,874,247

Redeemable noncontrolling interest	141,253	136,500

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2013 - 111,586,274 shares; 2012 - 114,570,332 shares	1,116	1,146
Voting - authorized: 60,000,000 shares; issued and outstanding: 2013 - 34,317,171 shares; 2012 - 34,317,173 shares	343	343

Total	1,459	1,489
Additional paid-in capital	1,421,529	1,405,699
Retained earnings	463,801	452,598
Accumulated other comprehensive income (loss)	(62,272)	(38,862)

Total SNI shareholders’ equity	1,824,517	1,820,924
Noncontrolling interest	268,958	307,127

Total equity	2,093,475	2,128,051

Total Liabilities and Equity	$4,076,492	$4,138,798

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)	Six months ended
	June 30,
(in thousands)	2013	2012

Cash Flows from Operating Activities:
Net income	$361,530	$348,374
Depreciation and amortization of intangible assets	56,254	50,454
Amortization of network distribution costs	3,536	13,108
Program amortization	260,846	231,027
Equity in earnings of affiliates	(45,992)	(35,027)
Program payments	(296,864)	(312,684)
Dividends received from equity investments	39,603	23,119
Deferred income taxes	78,790	(45,099)
Stock and deferred compensation plans	30,439	23,597
Changes in certain working capital accounts:
Accounts receivable	(48,568)	(32,081)
Other assets	(6,109)	(5,761)
Accounts payable	3,381	(4,116)
Accrued employee compensation and benefits	(16,872)	(13,420)
Accrued / refundable income taxes	(21,968)	18,045
Other liabilities	8,082	(8,298)
Other, net	21,970	(4,943)

Cash provided by (used in) operating activities	428,058	246,295

Cash Flows from Investing Activities:
Additions to property and equipment	(36,072)	(19,090)
Collections (funds advanced) on note receivable	9,228	6,030
Purchase of subsidiary companies, net of cash acquired	(63,912)	(119,036)
Other, net	(31,278)	(15,675)

Cash provided by (used in) continuing investing activities	(122,034)	(147,771)

Cash provided by (used in) discontinued investing activities		10,000

Cash provided by (used in) investing activities	(122,034)	(137,771)

Cash Flows from Financing Activities:
Dividends paid	(44,379)	(37,003)
Dividends paid to noncontrolling interests	(127,224)	(132,840)
Repurchase of Class A common stock	(250,078)	(500,251)
Proceeds from stock options	29,707	62,145
Other, net	(3,182)	1,044

Cash provided by (used in) financing activities	(395,156)	(606,905)

Effect of exchange rate changes on cash and cash equivalents	(932)	62

Increase (decrease) in cash and cash equivalents	(90,064)	(498,319)
Cash and cash equivalents:
Beginning of year	437,525	760,092

End of period	$347,461	$261,773

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$22,625	$24,445
Income taxes paid	97,627	154,592

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NON-GAAP FINANCIAL MEASURES

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

(in thousands)	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Operating income	$289,628	$258,716	$509,426	$473,376
Depreciation and amortization of intangible assets:
Lifestyle Media	25,465	24,188	48,781	47,317
Corporate and other	4,089	1,750	7,473	3,137
Losses (gains) on disposal of property and equipment -
Lifestyle Media	429	27	1,405	86
Corporate and other	70		70

Total segment profit	$319,681	$284,681	$567,155	$523,916

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The Company defines free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. The Company measures free cash flow as it believes it is an important indicator for management and investors as to the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

(in thousands)	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Segment profit	319,681	284,681	$567,155	$523,916
Income taxes paid	(130,134)	(153,281)	(97,627)	(154,592)
Interest paid	(6,871)	(8,537)	(22,625)	(24,445)
Working capital and other	(22,687)	(84,737)	(18,845)	(98,584)

Cash provided by operating activities	159,989	38,126	428,058	246,295
Dividends paid to noncontrolling interests	(37,359)	(85,032)	(127,224)	(132,840)
Additions to property and equipment	(18,567)	(11,776)	(36,072)	(19,090)

Free cash flow	104,063	(58,682)	$264,762	$94,365

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.

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SUPPLEMENTAL FINANCIAL INFORMATION

Our Lifestyle Media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of its content to third parties, the licensing of its brands for consumer products such as books and kitchenware, and from the sale of advertising on our Lifestyle Media affiliated websites.

Supplemental information for Lifestyle Media is as follows:

(in thousands)	Three months ended			Six months ended
	June 30,			June 30,
	2013	2012	Change	2013	2012	Change

Operating revenues by brand:

Food Network	$224,516	$218,467	2.8%	$432,791	$417,290	3.7%
HGTV	231,739	204,975	13.1%	437,761	390,710	12.0%
Travel Channel	83,879	73,771	13.7%	160,526	140,361	14.4%
DIY Network	38,673	33,745	14.6%	70,559	61,369	15.0%
Cooking Channel	28,612	22,408	27.7%	54,908	42,220	30.1%
GAC	7,016	4,988	40.7%	13,419	9,982	34.4%
Digital Businesses	28,633	28,325	1.1%	51,228	50,720	1.0%
Other	4,204	4,497	(6.5)%	8,100	7,144	13.4%
Intrasegment eliminations	(155)	(160)		(1,130)	(197)

Total segment operating revenues	$647,117	$591,016	9.5%	$1,228,162	$1,119,599	9.7%

Operating revenues by type:

Advertising	$456,206	$415,093	9.9%	$847,417	$770,434	10.0%
Network affiliate fees, net	181,913	166,062	9.5%	362,439	332,463	9.0%
Other	8,998	9,861	(8.8)%	18,306	16,702	9.6%

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